UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2023

INVO BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39701	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5582 Broadcast Court

Sarasota, FL 34240

(Address of principal executive offices, including zip code)

(978) 878-9505

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	INVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 26, 2023, INVO Bioscience, Inc. (the “Company”) filed a Certificate of Change (the “Certificate of Change”) with the Secretary of State of the State of Nevada to effectuate a 1-for-20 reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding and authorized shares of common stock, par value $0.0001 per share (“Common Stock”). The Reverse Stock Split will become effective at 12:01 a.m., Eastern Time, on Friday, July 28, 2023, and the Company’s Common Stock is expected to begin trading on a split-adjusted basis when The Nasdaq Stock Market (“Nasdaq”) opens on July 28, 2023.

When the Reverse Stock Split becomes effective, (i) every 20 shares of Common Stock issued and outstanding will automatically be reclassified and combined into one share of Common Stock, without any change in the par value per share and (ii) a proportionate adjustment will be made to the Company’s authorized shares of Common Stock such that the Company shall have 6,250,000 shares of authorized Common Stock. In addition, a proportionate adjustment will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding stock options and warrants to purchase shares of Common Stock and the number of shares reserved for issuance pursuant to the Company’s equity incentive compensation plans. No fractional shares of Common Stock will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would have been entitled to receive fractional shares of Common Stock will have their holdings rounded up to the next whole share.

The Company’s Common Stock will continue to trade on The Nasdaq Capital Market under the existing symbol “INVO”, but the security has been assigned a new CUSIP number (44984F401).

The foregoing description of the Certificate of Change does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Change which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On July 27, 2023, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Nasdaq Exception Granted

On July 27, 2023, the Company received formal notice from Nasdaq that the Nasdaq Hearings Panel (the “Panel”) granted the Company’s request for continued listing on Nasdaq subject to the Company’s compliance with all applicable criteria for continued listing on The Nasdaq Capital Market, including the minimum $1.00 bid price and $2.5 million stockholders’ equity requirements set forth in Nasdaq Listing Rules 5550(a) and 5550(b), respectively, by September 29, 2023. The Company is diligently working to timely evidence compliance with the terms of the Panel’s decision; however, there can be no assurance that the Company will be able to do so. The July 27, 2023 decision from Nasdaq resulted from the Company’s July 6, 2023 hearing with the Panel regarding its non-compliance with the minimum $1.00 bid price and $2.5 million stockholders’ equity requirements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit
3.1	Certificate of Change
99.1	Press Release dated July 27, 2023
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2023	INVO BIOSCIENCE, INC.

/s/ Steven Shum
Steven Shum
Chief Executive Officer

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